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                                                                      EXHIBIT 11


                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


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


                                Three Months Ended September 30,        Nine Months Ended September 30,
                               ----------------------------------  ------------------------------------------
                                      1996              1995                1996                 1995
                                      ----              ----                ----                 ----
                                            (Unaudited)                            (Unaudited)
Primary:

Weighted average shares
 outstanding                         8,677,841         5,726,513          8,589,403            5,094,811
                                   ===========       ===========       ============       ==============

Loss before extraordinary
 items                             $(3,506,052)      $(2,245,412)      $ (5,150,249)      $     (355,564)
Extraordinary loss                         ---               ---         (2,891,250)                 ---
                                   -----------       -----------       ------------       --------------

Net loss                           $(3,506,052)      $(2,245,412)      $ (8,041,499)      $     (355,564)
                                   ===========       ===========       ============       --------------

Net loss attributable to
 common shareholders               $(4,387,372)      $(3,126,732)      $(10,685,456)      $   (3,035,524)
                                   ===========       ===========       ============       ==============

Per common share:
   Loss before extraordinary
    items                          $     (0.51)      $     (0.55)      $      (0.91)      $        (0.60)
   Extraordinary loss                       --                --              (0.34)                  --
                                   -----------       -----------       ------------       --------------
   Net loss                        $     (0.51)      $     (0.55)      $      (1.25)      $        (0.60)
                                   ===========       ===========       ============       ==============


Fully Diluted:

Weighted average shares
 outstanding                         8,677,841         5,726,513          8,589,403            5,094,811
                                   ===========       ===========       ============       ==============

Loss before extraordinary
 items                             $(3,506,052)      $(2,245,412)      $ (5,150,249)      $     (355,564)
Extraordinary loss                         ---               ---         (2,891,250)                 ---
                                   -----------       -----------       ------------       --------------

Net loss                           $(3,506,052)      $(2,245,412)      $ (8,041,499)      $     (355,564)
                                   ===========       ===========       ============       ==============

Net loss attributable to
 common shareholders               $(4,387,372)      $(3,126,732)      $(10,685,456)      $   (3,035,524)
                                   ===========       ===========       ============       ==============

Per common share:
   Loss before extraordinary
    items                          $     (0.51)      $     (0.55)      $      (0.91)      $        (0.60)
   Extraordinary loss                       --                --              (0.34)                  --
                                   -----------       -----------       ------------       --------------
   Net loss                        $     (0.51)      $     (0.55)      $      (1.25)      $        (0.60)
                                   ===========       ===========       ============       ==============

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